UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2009

UNITED INSURANCE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52833	75-3241967
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue, Suite 900, St. Petersburg, FL	33701
(Address of Principal Executive Offices)	(Zip Code)

(727) 895-7737

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Information responsive to Item 5.02(c):

On June 9, 2009, United Insurance Holdings, Inc. (the “Company”) announced the resignation of Nicholas Griffin as Chief Financial Officer of the Company. Mr. Griffin resigned effective June 5, 2009. On July 29, 2009, the Board of Directors appointed Donald Cronin, currently the President and Chief Executive Officer of the Company, to serve as Principal Financial Officer on an interim basis. Mr. Cronin will serve in such capacity only until a new Chief Financial Officer for the Company is appointed by the Board.

As noted above, Mr. Cronin, age 55, currently serves as President and Chief Executive Officer of the Company, a position he has held since October 2008. Mr. Cronin has served as a director of the Company since November 2008. Mr. Cronin has served as President of the Company and President and Chief Executive Officer of the Company’s wholly-owned subsidiaries since November of 2002. Mr. Cronin joined the Company in 2001 as Vice President. Mr. Cronin has not engaged in any transactions with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:	/s/ Donald J. Cronin
Name:	Donald J. Cronin
Title:	Chief Executive Officer

Date: July 30, 2009